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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	77,637,463.91
Discounted Principal Balance	70,055,325.24
Servicer Advances	504,746.18
Servicer Pay Ahead Balance	1,975,675.89
Maturity Advances Outstanding	—
Number of Current Contracts	4,584
Weighted Average Lease Rate	7.33%
Weighted Average Remaining Term	4.4
Reserve Fund:
Initial Deposit Amount	28,124,577.47
Specified Reserve Fund Percentage	9.44%
Prior Month Specified Reserve Fund Amount	48,749,267.61
Current Specified Reserve Fund Amount	48,749,267.61
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	34,866,013.92	1,095,750.00	35,961,763.92
Withdrawal Amount	(565,973.20)	—	(565,973.20)
Cash Capital Contribution
Transferor Excess	76,012.79		76,012.79

Reserve Fund Balance Prior to Release	34,376,053.51	1,095,750.00	35,471,803.51
Specified Reserve Fund Balance	47,653,517.61	1,095,750.00	48,749,267.61

Release to Transferor	—	—	—
Ending Reserve Fund Balance	34,376,053.51	1,095,750.00	35,471,803.51
Prior Cumulative Withdrawal Amount	39,493,976.50	—	39,493,976.50
Cumulative Withdrawal Amount	40,059,949.70	—	40,059,949.70

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	10

Discounted Principal Balance		183,653.46
Net Liquidation Proceeds		(122,079.85)
Recoveries—Previously Liquidated Contracts		(44,490.90)

Aggregate Credit Losses for the Collection Period		17,082.71

Cumulative Credit Losses for all Periods		7,757,686.35

Repossessed in Current Period	10

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.83%
First Preceding Collection Period		0.00%
Current Collection Period		0.25%
Condition (i)i (Charge-off Rate)
Three Month Average		0.36%
Charge-off Rate Indicator (> 1.25%)		condition not met
Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	5.50%	252	5.36%	4,164,973.66
61-90 Days Delinquent	1.33%	61	1.35%	1,044,907.77
Over 90 Days Delinquent	0.50%	23	0.52%	402,195.90

Total Delinquencies		336		5,612,077.33

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				5.03%
First Preceding Collection Period				1.96%
Current Collection Period				1.83%
Condition (ii) (Delinquency Percentage)
Three Month Average				2.94%
Delinquency Percentage Indicator (> 1.25%)				condition met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	323	5,151,962.76

Net Liquidation Proceeds		(4,707,960.72)

Net Residual Value (Gain) Loss		444,002.04

Cumulative Residual Value (Gain) Loss all periods		35,372,089.01

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	2,120	3	100.00%	12,933.90	15,378.95
First Preceding Collection Period	778	6	100.00%	13,747.09	17,408.78
Current Collection Period	323	24	100.00%	14,575.73	16,630.47
Three Month Average				13,294.96	15,994.74
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					83.12%

Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%	YES
b) Number of Scheduled Maturities > 500	24	NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	83.12%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation

The Specified Reserve Fund Balance (SRFB) is $70,761,436.91, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates
  (2)
  The greater of a) or b)
  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.
  b)
  $41,249,380.29, or $48,749,267.61 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

		Certificate Balance		Class A1	Class A2	Class A3	Class B	Transferor Interest
	Total	Percent	Balance	Balance	Balance	Balance	Balance	Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	377,774.13
Net Investment Income	176,200.59
Non-recoverable Advances	(50,362.06)

Available Interest	503,612.66		490,532.34	—		293,915.67	196,616.67	13,080.32
Class A1, A2, A3 Notional Interest Accrual Amount	(331,422.00)		(331,422.00)	—		(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—		—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)		(282,419.42)				(282,419.42)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(71,867.71)		(68,996.55)					(2,871.16)
Capped Expenses	(27,239.69)		(26,151.45)					(1,088.24)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—					—
Uncapped Expenses	—		—					—

Total Unallocated Interest	(209,336.16)		(218,457.08)					9,120.92
Excess Interest to Transferor	—		—					—

Net Interest Collections Available	—		(218,457.08)					9,120.92

Losses Allocable to Investors' Certificates:	(442,664.12)							(442,664.12)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	76,012.79							(433,543.20)

Withdrawal from Reserve Fund:	565,973.20
Reimbursement/Deposit from Transferor Prin:	162,039.87
Net withdrawal from the Reserve Fund:	489,960.41
Principal:
Current Loss Amount	(461,084.75)		(442,664.12)	—		(442,664.12)	—		(18,420.63)
Loss Reimbursement from Transferor	95,148.00		95,148.00	—		95,148.00	—	(95,148.00)
Loss Reimbursement from Reserve Fund	347,516.12		347,516.12	—		347,516.12	—

Total	(18,420.63)		—	—	—	—			(18,420.63)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—
Allocations—Current Period	8,423,331.07		8,423,331.07	—		8,423,331.07	—
Allocations—Accelerated Principal Distribution	—		—	—	—	—
Allocations—Not Disbursed Beginning of Period	38,704,137.38		38,704,137.38	—		38,704,137.38	—
Allocations—Not Disbursed End of Period	47,127,468.45		47,127,468.45	—		47,127,468.45	—
Interest Distributions/Allocations:
Distribution—Current Period	—		—	—		—	—	—
Allocations—Current Period	613,841.42		613,841.42	—		331,422.00	282,419.42
Allocations—Not Disbursed Beginning of Period	—		—	—		—	—
Allocations—Not Disbursed End of Period	613,841.42		613,841.42	—		331,422.00	282,419.42
Due To Trust—Current Period:
Total Deposit to/ (Withdrawal from) Reserve Fund	(489,960.41)
Due To Trust	8,860,971.90		8,860,971.90	—		8,649,177.74	211,794.16	—	—

Total Due To Trust	8,371,011.49		8,860,971.90	—		8,649,177.74	211,794.16	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B
												Transferor Interest Balance
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—	100.00%	735,000,000.00	25.71%	189,000,000.00	57.76%	424,500,000.00	9.90%	72,800,000.00	6.63%	48,700,000.00	14,988,732.51
Percent of ANIV			98.00%	—	25.20%		56.60%		9.71%		6.49%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.2650%		5.4130%		5.4630%		6.9590%
Target Maturity Date					December 25, 2000		December 25, 2001		March 25, 2002		December 25, 2003
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	86,241,255.48
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	86,241,255.48
Discounted Principal Balance	79,373,064.88
Notional/Certificate Balance			121,500,000.00		—		—		72,800,000.00		48,700,000.00	3,445,392.86
Adjusted Notional/Certificate Balance			82,795,862.62		—		—		34,095,862.62		48,700,000.00	3,445,392.86
Percent of ANIV			96.00%		0.00%		0.00%		39.54%		56.47%	4.00%
Certificate Factor			1.0000000		—		—		1.0000000		1.0000000
Servicer Advances	513,441.90
Servicer Pay Ahead Balance	1,893,188.00
Number of Current Contracts	5,058
Weighted Average Lease Rate	7.30%
Weighted Average Remaining Term	4.6

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B
												Transferor Interest Balance
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance
Pool Data Current Month
Aggregate Net Investment Value	77,637,463.91
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	77,637,463.91
Discounted Principal Balance	70,055,325.24
Notional/Certificate Balance			121,500,000.00		0.00		0.00		72,800,000.00		48,700,000.00	3,264,932.36
Adjusted Notional/Certificate Balance			74,372,531.55		0.00		0.00		25,672,531.55		48,700,000.00	3,264,932.36
Percent of ANIV			95.79%		0.00%		0.00%		33.07%		62.73%	4.21%
Certificate Factor			1.0000000		—		—		1.0000000		1.0000000
Servicer Advances	504,746.18
Servicer Pay Ahead Balance	1,975,675.89
Number of Current Contracts	4,584
Weighted Average Lease Rate	7.33%
Weighted Average Remaining Term	4.4
Prior Certificate Interest Payment Date	December 26, 2001
Next Certificate Interest Payment Date	March 25, 2002		**Strictly for purposes of calculating Transferors Interest.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

Current Month Collection Activity	Vehicles
Principal Collections		1,068,519.34
Prepayments in Full	139	2,147,238.14
Reallocation Payment	4	52,417.87
Interest Collections		377,774.13
Net Liquidation Proceeds and Recoveries		166,570.75
Net Liquidation Proceeds—Vehicle Sales		4,707,960.72
Non-Recoverable Advances		(50,362.06)

Total Available		8,470,118.89
Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	27,239.69	326,876.28
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	71,867.71
Servicer's Fee Paid	71,867.71
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	13,396.94
Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1 through December 31, 2001

	Class A1 Balance	Class A2 Balance	Class A3 Balance	Class B Balance	Total Class Balance
Interest Rate
Three Month LIBOR +			0.32%	2.00%
Principal Payments
Principal Payment due to Investors
Ending Certificate Balance			72,800,000.00	48,700,000.00	121,500,000.00
Interest Payments
Class Interest Rate for Current Interest Period
Interest Calculation for Current Interest Period					—
At Certificate Payment Date:
Paid to Swap Counterparty	—				—
Due to Swap Counterparty	—				—
Proration %	0.00%
Interest Due to Investors					—
Interest Payment to Investors					—
Net Settlement due to / (receive by) Swap Counterparty					—
Total Payment to Investors (Principal and Interest)					—
Swap Shortfall
Prior Swap Interest Shortfall Carryover	—	—	—	—	—
Swap Interest Shortfall Inc/(Dec) This Period	—	—	—	—	—
Swap Swap Interest Shortfall Carryover	—	—	—	—	—
Interest Reset
Interest Rate			2.22000%	3.90000%
Number of Days			89	89
Interest for Succeeding Certificate Payment Date	—	—	399,550.67	469,549.17	869,099.84

I hereby certify to the best of my knowledge that the servicing report provided is true and correct.

/s/ Angela Brown

Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of January 25, 2001 for the Collection Period of December 1 through December 31, 2001